EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. §1350

          Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Executive Officer of Entravision Communications Corporation (the “Company”), hereby certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WALTER F. ULLOA

Walter F. Ulloa Chief Executive Officer

November 13, 2002